UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material Pursuant to 240.14a-12

VERMILLION, INC.
(Name of Registrant as Specified In Its Charter)

György B. Bessenyei

Gregory V. Novak

Robert S. Goggin
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On October 22, 2012, György B. Bessenyei, Gregory V. Novak and Robert S. Goggin (collectively, the “Participants”) issued a press release (the “Press Release”) describing a letter that the Participants sent to the board of directors of Vermillion, Inc. (“Vermillion”). A copy of the Press Release is attached hereto as Exhibit 1 and is incorporated herein by reference.

*              *              *

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF VERMILLION TO READ THE PRELIMINARY PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING PROXY CARDS AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS FROM THE STOCKHOLDERS OF VERMILLION, FOR USE AT THE VERMILLION 2012 ANNUAL MEETING OF STOCKHOLDERS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH MATERIALS WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION’S (“SEC”) WEBSITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, OKAPI PARTNERS AT ITS TOLL-FREE NUMBER (877) 796-5274 OR VIA EMAIL AT INFO@OKAPIPARTNERS.COM.

IMPORTANT INFORMATION RELATING TO THE ABOVE-NAMED PARTICIPANTS IN THIS PROXY SOLICITATION, INCLUDING THEIR DIRECT OR INDIRECT INTERESTS IN VERMILLION, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT, AS AMENDED, FILED BY THE PARTICIPANTS WITH THE SEC, AS WELL AS IN PRIOR FILINGS BY THE PARTICIPANTS PURSUANT TO RULE 14A-12, ON FEBRUARY 29, 2012, APRIL 20, 2012, MAY 4, 2012, MAY 8, 2012, MAY 21, 2012, MAY 23, 2012 AND OCTOBER 16, 2012 WHICH DOCUMENTS ARE AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.  WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT WILL BE AVAILABLE TO STOCKHOLDERS OF VERMILLION AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING THE PARTICIPANTS’ PROXY SOLICITOR, OKAPI PARTNERS AT ITS TOLL-FREE NUMBER (877) 796-5274 OR VIA EMAIL AT INFO@OKAPIPARTNERS.COM.

EXHIBIT 1

Concerned Vermillion Stockholders Send Letter to the Board of Vermillion, Inc.

On October 22, 2012, George Bessenyei, Gregory V. Novak and Robert S. Goggin (the "Concerned Vermillion Stockholders" or “Group”) sent a letter to the board of Vermillion, Inc. (the “Company”). The text of the letter follows:

Board of Directors

Vermillion, Inc.

12117 Bee Caves Road

Austin, TX 78738

Dear Members of the Board of Directors:

On October 2, 2012, an investment banker (the “Banker”) representing a diagnostic company (“Proponent”) contacted a representative of the Group. The Banker stated that the Proponent was potentially interested in a merger or acquisition transaction involving the Company and the Proponent and/or exploring alternative ways of helping to realize value with regards to OVA1 (the Company’s FDA approved ovarian cancer test). The Banker further stated that he had been trying repeatedly - without success - to reach the Company to initiate a dialogue between the Company and the Proponent.

On October 5, 2012, a member of the Group spoke directly with the Banker and learned that the Banker/Proponent had also been trying repeatedly to reach the Company directly to discuss the prospects of a transaction, leaving no fewer than four unreturned voicemails.

On October 18, 2012, the Banker again contacted the Group to say that still no one from Vermillion had returned the calls from the Banker. The Banker stated that Gail Page, the Company’s departing CEO, failed to attend a call which was affirmatively scheduled for October 11th.

This inaction cannot be justified.

Need we remind you that since emerging from bankruptcy in July of 2010, that the Company’s stock is down more than 88% destroying over $200M in market value? We believe this inaction is another example of the Board disregarding stockholders and a breach of your fiduciary duties as directors.

Please explain to your stockholders – immediately – why you have refused to engage with a qualified Proponent.

Sincerely,

Concerned Vermillion Stockholders

Stockholders please contact Okapi Partners LLC

Patrick McHugh / Geoff Sorbello

(212) 297-0720

Concerned Vermillion Stockholders

561-444-8180

Email: concerned_vrml@googlegroups.com

THE PARTICIPANTS IN THE GROUP’S SOLICITATION OF PROXIES CONSIST OF ONLY MR. BESSENYEI, MR. NOVAK AND MR. GOGGIN (THE MEMBERS OF THE GROUP) AT THIS TIME. THE GROUP TODAY HAS FILED SOLICITING MATERIALS, INCLUDING THIS PRESS RELEASE, WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON SCHEDULE 14A PURSUANT TO RULE 14a-12 OF THE RULES AND REGULATIONS PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. STOCKHOLDERS OF VERMILLION CAN OBTAIN COPIES OF THIS FILING, AS WELL AS PRIOR FILINGS BY THE GROUP PURSUANT TO RULE 14a-12, WHICH TOGETHER CONTAIN THE REQUIRED INFORMATION UNDER SUCH RULE REGARDING THE IDENTITY AND BACKGROUND OF THE MEMBERS OF THE GROUP, AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS AND OTHERWISE, AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATING TO THE SOLICITATION OF PROXIES BY MEMBERS OF THE GROUP FROM THE STOCKHOLDERS OF VERMILLION, INC. FOR USE AT ITS 2012 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF VERMILLION, INC AND ALSO WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.